Exhibit 99.1

GRACO INC. P.O. Box 1441 Minneapolis, MN 55440-1441 NYSE: GGG

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, October 6, 2014	James A. Graner 612-623-6635
Media: Bryce Hallowell 612-623-6679
bhallowell@graco.com

Graco Receives Order from the FTC to Divest Liquid Finishing Business Assets

MINNEAPOLIS, MN (October 6, 2014) – Graco Inc. (NYSE: GGG), a leading manufacturer of fluid handling equipment, announced today that it has received notice from the United States Federal Trade Commission (FTC) requiring the Company to divest the Liquid Finishing business assets that were acquired in a larger transaction from Illinois Tool Works (ITW) on April 2, 2012. The FTC’s final Decision and Order requires Graco to complete the sale process in no more than 180 days.

The Liquid Finishing business assets that Graco is required to divest include those involved in the development, manufacture and sale of Binks® spray finishing equipment, DeVilbiss® spray guns and accessories, Ransburg® electrostatic equipment and accessories, and BGK curing technology. The 2012 acquisition from ITW also included Gema®, a global leader in powder coating technology, which passed review by the FTC and is now part of Graco.

“While disappointing, the Order from the FTC has been expected,” said Patrick J. McHale, Graco’s President and Chief Executive Officer. “We are prepared to complete the sale within the timeframe allowed by the Decision and Order.”

Graco will continue to hold the Liquid Finishing business separate from its other businesses and maintain them as viable and competitive until a sale process is complete. The day-to-day operations are managed independently by experienced Liquid Finishing business managers, under the supervision of a trustee appointed by the FTC and reporting directly to the FTC.

In 2013, the Liquid Finishing business generated unadjusted sales of $279 million. Graco’s cost investment in the business is $422 million.

About Graco

Graco Inc. supplies technology and expertise for the management of fluids and coatings in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid and powder materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com or on Twitter @GracoInc.

Cautionary Statement Regarding Forward-Looking Statements

A forward-looking statement is any statement made in this earnings release and other reports that the Company files periodically with the Securities and Exchange Commission, as well as in press releases, analyst briefings, conference calls and the Company’s Overview report to shareholders, which reflects the Company’s current thinking on the divestiture of the Liquid Finishing equipment operations. All forecasts and projections are forward-looking statements. The Company undertakes no obligation to update these statements in light of new information or future events.

The Company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 by making cautionary statements concerning any forward-looking statements made by or on behalf of the Company. The Company cannot give any assurance that the results forecasted in any forward-looking statement will actually be achieved. Future results could differ materially from those expressed, due to the impact of changes in various factors. Risk factors related to the Company’s proposed divestiture of the Liquid Finishing equipment operations include but are not limited to: whether and when the Company will be able to realize the expected financial results and effect of the transaction; how customers, competitors, suppliers and employees react to the transaction; economic changes in global markets; whether the Company will be able to find a suitable purchaser(s) and structure the divestiture on acceptable terms; and whether the Company will be able to complete a divestiture in a time frame that is satisfactory to the Federal Trade Commission. Please refer to Item 1A of the Company’s Annual Report on Form 10-K for fiscal year 2013 (and most recent Form 10-Q) for a more comprehensive discussion of these and other risk factors that relate generally to our business and financial condition. These reports are available on the Company’s website at www.graco.com/ir and the Securities and Exchange Commission’s website at www.sec.gov.

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